United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) September 10, 2004

INTERWEST MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	2-82655	75-1864474

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Arlington Heights Professional Office Building
3221 Hulen Street, Suite C, Ft. Worth, Texas 76107-6193

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (817)731-2743

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

Not applicable.

Item 1.02.	Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03.	Bankruptcy or Receivership.

Not applicable.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02.	Results of Operations and Financial Condition.

Not applicable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06.	Material Impairments.

Not applicable.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Not applicable.

Item 3.02.	Unregistered Sales of Equity Securities.

Not applicable.

Item 3.03.	Material Modification to Rights of Security Holders.

Not applicable.

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Item 4.01.	Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Not applicable.

Item 5.01.	Changes in Control of Registrant.

Not applicable.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Not applicable.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Not applicable.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 7.01.	Regulation FD Disclosure.

Not applicable.

Item 8.01.	Other Events.

On September 10, 2004, Arch B. Gilbert, the Company’s President, voluntarily surrendered 2,000,000 shares of the Company’s stock to the Company to be cancelled in satisfaction of a non-recourse promissory note.

Item 9.01	Financial Statements and Exhibits.

Not applicable.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterWest Medical Corporation
By /s/ ARCH B. GILBERT
Arch B. Gilbert, President

Date: September 14, 2004.

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